EXHIBIT 10.12

                            STOCK PURCHASE AGREEMENT



                                     Between



                      BLACKWATER CAPITAL PARTNERS II, L.P.





                                       and




                          ONESOURCE TECHNOLOGIES, INC.







Dated as of May 26, 1999





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                                TABLE OF CONTENTS

                                                                                Page

SECTION 1  DEFINITIONS                                                           1

SECTION 2  SALE AND TRANSFER OF SHARES; CLOSING                                  7
    Section 2.1         Shares                                                   7
    Section 2.2         Purchase Price                                           7
    Section 2.3         Closing                                                  8
    Section 2.4         Closing Obligations                                      8
    Section 2.5         Use of Funds                                             8
    Section 2.6         Investor's Rights                                        9
    Section 2.7         Corporate Governance                                     9
    Section 2.8         Corporate Governance                                     9

SECTION 3  REPRESENTATIONS AND WARRANTIES OF THE COMPANY                         9
    Section 3.1         Authority                                                9
    Section 3.2         Shares                                                   9
    Section 3.3         Organization and Good Standing; Qualification.           9
    Section 3.4         Capitalization; Agreements Regarding Capital Stock      10
    Section 3.5         Subsidiaries                                            10
    Section 3.6         Governmental Consents                                   10
    Section 3.7         No Conflict                                             11
    Section 3.8         Financial Statements                                    12
    Section 3.9         Books and Records                                       12
    Section 3.10        Title to Properties; Encumbrances                       13
    Section 3.11        Condition and Sufficiency of Assets                     13
    Section 3.12        No Undisclosed Liabilities                              13
    Section 3.13        Taxes                                                   13
    Section 3.14        No Material Adverse Change                              14
    Section 3.15        Compliance with Legal Requirements; Governmental
                        Authorizations                                          14
    Section 3.16        Legal proceedings; Orders                               15
    Section 3.17        Absence of Certain Changes and Events                   15
    Section 3.18        Contracts; No Defaults                                  16
    Section 3.19        Environmental Matters                                   17
    Section 3.20        Employees                                               17
    Section 3.21        Labor Relations; Compliance                             18
    Section 3.22        Intellectual Property                                   18
    Section 3.23        Certain Payments                                        20
    Section 3.24        Disclosure                                              20
    Section 3.25        Relationships with Related Persons                      21
    Section 3.26        Offering                                                21
    Section 3.27        Brokers or Finders                                      21

SECTION 4  REPRESENTATIONS AND WARRANTIES OF THE INVESTOR                       21
    Section 4.1         Organization and Good Standing                          21
    Section 4.2         Authority; No Conflict                                  21
    Section 4.3         Investment Representations                              22
    Section 4.4         Certain Proceedings                                     23
    Section 4.5         Brokers or Finders                                      23

SECTION 5  CONDITIONS PRECEDENT TO THE INVESTOR'S OBLIGATION TO CLOSE           23
    Section 5.1         Accuracy of Representations                             23
    Section 5.2         The Company's Performance                               23
    Section 5.3         Additional Documents                                    23
    Section 5.4         No Proceedings                                          24
    Section 5.5         No Claim Regarding Stock Ownership or Sale Proceeds     24
    Section 5.6         No Prohibition                                          24
    Section 5.7         No Material Adverse Change                              24

SECTION 6  COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE AND OTHER AGREEMENTS  25
    Section 6.1         Access and Investigation                                25
    Section 6.2         Negative Covenant                                       25
    Section 6.3         Required Approvals                                      25
    Section 6.4         Notification                                            25
    Section 6.5         No Negotiation                                          25
    Section 6.6         Best Efforts                                            26

SECTION 7  COVENANTS OF THE INVESTOR PRIOR TO CLOSING DATE                      26
    Section 7.1         Approvals of Governmental Bodies                        26
    Section 7.2         Best Efforts                                            26

SECTION 8  CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE            26
    Section 8.1         Accuracy of Representations                             26
    Section 8.2         The Investor's Performance                              26
    Section 8.3         Additional Documents                                    26
    Section 8.4         No Injunction                                           27

SECTION 9  TERMINATION                                                          27
    Section 9.1         Termination Events                                      27
    Section 9.2         Effect of Termination                                   27

SECTION 10  GENERAL PROVISIONS                                                  28
    Section 10.1        Expenses                                                28
    Section 10.2        Public Announcements                                    28
    Section 10.3        Confidentiality                                         28
    Section 10.4        Notices                                                 29
    Section 10.5        Jurisdiction; Service of Process                        29
    Section 10.6        Further Assurances                                      29
    Section 10.7        Waiver                                                  29
    Section 10.8        Entire Agreement and Modification                       30
    Section 10.9        Disclosure Schedules                                    30
    Section 10.10       Assignments, Successors, and No Third-Party Rights      30
    Section 10.11       Severability                                            30
    Section 10.12       Section Headings, Construction                          30
    Section 10.13       Time of Essence                                         31
    Section 10.14       Governing Law                                           31
    Section 10.15       Counterparts                                            31

                            STOCK PURCHASE AGREEMENT

           This Stock Purchase Agreement ("Agreement") is made as of May 26, 1999 between Blackwater Capital Partners II, L.P. a Delaware limited partnership (the "Investor"), and OneSource Technologies, Inc., a Delaware corporation (the "Company").

                                    RECITALS

           The Company desires to sell, and the Investor desires to purchase, 2,905,828 shares of the authorized but unissued common stock, par value $.001 per share (the "Common Stock") of the Company (collectively, the "Shares"), for the consideration and on the terms set forth in this Agreement.

                                    AGREEMENT

           The parties, intending to be legally bound, agree as follows:

                              1SECTION DEFINITIONS

           For purposes of this Agreement, the following terms have the meanings set forth below:

           "Ancillary  Agreements"  shall have the  meaning set forth in Section
3.1.

           "Applicable Contract" shall mean any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

           "Balance Sheet" shall have the meaning set forth in Section .

           "Best Efforts" shall mean the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

           "Breach" shall mean a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement, which will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

           "Closing" shall have the meaning set forth in Section 2.3.

           "Closing Date" shall mean the date and time as of which the Closing actually takes place.

           "Common Stock" shall have the meaning set forth in the Recitals of this Agreement.

           "Company" shall have the meaning set forth in the first paragraph of this Agreement.

           "Consent" shall mean any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

           "Contemplated Transactions" shall mean all of the transactions contemplated by this Agreement, including:

               (a)  the sale of the Shares by the Company to the Investor;

               (b) the execution, delivery, and performance of the Investor's Rights Agreement;

               (c)  the execution and delivery of this Agreement;

               (d) the performance by the Investor and the Company of their respective covenants and obligations under this Agreement; and

               (e)  the Investor's acquisition and ownership of the Shares.

           "Contract" shall mean any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

           "Deposit" shall have the meaning set forth in Section .

           "Disclosure Schedules" shall mean the disclosure schedules delivered by the Company to the Investor concurrently with the execution and delivery of this Agreement; provided, however, that the Company shall deliver to the Investor any disclosure schedules not delivered by the Company concurrently with the execution and delivery of this Agreement as soon as practicable, and in any event prior to the Closing pursuant to this Agreement.

           "Encumbrance" shall mean any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

           "Environment" shall mean soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

           "Environmental Law" shall mean any Legal Requirement that requires or relates to:

               (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

               (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

               (c)  reducing  the   quantities,   preventing  the  release,   or
                    minimizing the hazardous characteristics of wastes that are generated;

               (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

               (e)  protecting resources, species, or ecological amenities;

               (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

               (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

               (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

           "Financial  Statements"  shall have the  meaning set forth in Section
3.7.

           "GAAP"  shall  mean  generally   accepted  United  States  accounting
principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements referred to in Section were prepared.

           "Governmental Authorization" shall mean any approval, consent, franchise, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

           "Governmental Body" shall mean any:

               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

               (b)  federal,   state,  local,   municipal,   foreign,  or  other
                    government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d)  multi-national organization or body; or

               (e)  body    exercising,    or   entitled   to   exercise,    any
                    administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

           "Intellectual  Property  Assets"  shall have the meaning set forth in
Section 3.22.

           "Interim Balance Sheet" shall have the meaning set forth in Section .

           "Investor" shall have the meaning set forth in the first paragraph of this Agreement; provided, however, that Blackwater Capital Partners II, L.P. shall have the right to assign its rights and obligations under this Agreement. In the event Blackwater Capital Partners II, L.P. so elects, then Investor shall refer instead to such assignee.

           "IRC" shall mean the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

           "IRS" shall mean the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

           "Knowledge"   shall  mean  an  individual  will  be  deemed  to  have
"Knowledge" of a particular fact or other matter if:

               (a) such individual is actually aware of such fact or other matter; or

               (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

           A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or other matter.

           "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

           "Monthly Payment Date" shall have the meaning set forth in Section 2.2(a).

           "Order" shall mean any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

           "Ordinary Course of Business" shall mean an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

               (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

               (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

               (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

           "Organizational Documents" shall mean (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

           "Person" shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

           "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

           "Related Person" shall mean with respect to a particular individual:

               (a)  each other member of such individual's Family;

               (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

               (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

               (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

           With respect to a specified Person other than an individual:

               (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

               (b) any Person that holds a Material Interest in such specified Person;

               (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

               (d) any Person in which such specified Person holds a Material Interest;

               (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

               (f) any Related Person of any individual described in clause (b) or (c).

           For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses,
(iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 10% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 10% of the outstanding equity securities or equity interests in a Person.

           "Representative" shall mean with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

           "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

           "Shares" shall have the meaning set forth in the Recitals of this Agreement.

           "Tax Return" shall mean any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

           "Threatened" shall mean a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

                  1SECTION SALE AND TRANSFER OF SHARES; CLOSING

1.1 Section Shares. Subject to the terms and conditions of this Agreement, at the Closing, the Company will sell and transfer the Shares to the Investor, and the Investor will purchase the Shares from the Company.

1.1 Section Purchase Price. The Investor shall pay an aggregate purchase price of $750,000.00, or approximately $0.2581 per share, (the "Purchase Price") for the Shares to the Company by check as follows:
1.2
1.3 (a) $105,000 of the Purchase shall be paid at the Closing. The remaining $645,000 shall be paid in (i) five equal monthly installments of $105,000, without interest (each, a "Monthly Payment"), commencing on July 1, 1999, and continuing on the first day of each of the four months thereafter (each, a "Monthly Payment Date") and (ii) a final Monthly Payment of $120,000 payable on the final Monthly Payment Date.
1.4
1.5 (b) The Investor's obligation to make a Monthly Payment on a Monthly Payment Date is subject to the following conditions:
1.6
1.7 (i) Each representation and warranty set forth in Section 3 of this Agreement shall be accurate in all material respects as of such Monthly Payment Date as if made on such Monthly Payment Date (giving effect to any supplement to the Disclosure Schedules provided by the Company).
1.8
1.9 (ii) There shall not have been any material adverse change in the financial condition, property, business, operations, properties, prospects, assets, or condition of the Company, since the date of the Agreement, nor shall any event have occurred or circumstance exist that may result in such a material adverse change.

1.10
1.11 (c) For any unfunded balance of the Purchase Price, Investor shall remit pro rata to the Company the number of Shares deriving from such unfunded balance, which shares shall become treasury shares of the Company's Common Stock.
1.12
1.13 Section Closing . The purchase and sale of the Shares (the "Closing") provided for in this Agreement will take place at the offices of the Investor's counsel at One East Camelback, Suite 400, Phoenix, Arizona on or before May 26, 1999 or at such other time and place as the parties may agree, either orally or in writing. Subject to the provisions of Section , failure to consummate the purchase and sale provided for in this Agreement on the date and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.
1.14
1.15  Section Closing Obligations.  At the Closing:
1.16
(a)   The Company will deliver to the Investor:
(b)
(i) certificates  representing  the Shares,  issued in the name of the Investor;
(ii) (iii) an Investor's Rights Agreement in the form of Exhibit A executed by the Company (the "Investor's Rights Agreement"); and (iv) (v) a Stockholders' Agreement in the form of Exhibit B executed by certain stockholders of the Company and by the Company (the "Stockholders' Agreement"); and (vi) (vii) If the date of execution hereof and the Closing Date are different, a certificate executed by the Company representing and warranting to the Investor that each of the Company's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date (giving full effect to any supplements to the Disclosure Schedules that were delivered by the Company to the Investor prior to the Closing Date in accordance with Section ).

(a)   The Investor will deliver to the Company:
(b)
(i) a check in the amount of $105,000 made payable to the Company; (ii) (iii) the Investor's Rights Agreement executed by the Investor; and (iv) (v) (iii) if the date of execution hereof and the Closing Date are different, a certificate executed by the Investor to the effect that, except as otherwise stated in such certificate, each of the Investor's representations and warranties in this Agreement was accurate in all respects as of the date of this Agreement and is accurate in all respects as of the Closing Date as if made on the Closing Date.
(vi)
1.2 Section Use of Funds . The Company must use the $750,000 it receives from the Investor pursuant to this Agreement for fees associated with this transaction, working capital, audit fees and capital expenditures.
1.3

1.4 Section Investor's Rights . The Company grants to the Investor certain registration and other rights that are more fully described in the Investor's Rights Agreement between the Company and the Investor attached as Exhibit A hereto.
1.5
1.6 Section Corporate Governance. The Company will cause Steven R. Green and Norman E. Clarke to be appointed to its Board of Directors.
1.7
1.8 Section Corporate Governance . As a condition to the execution of this Agreement by the Investor, the Company and certain stockholders of the Company shall enter into the Stockholders' Agreement attached as Exhibit B hereto to establish the composition of the Board of Directors of the Company.
1.9
2  SECTION   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as follows:

1.1 Section Authority . All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Investor's Rights Agreement, the Stockholders' Agreement and any other agreement to which the Company is a party the execution and delivery of which is contemplated hereby (the "Ancillary Agreements") has been taken. This Agreement, the Investor's Rights Agreement, the Stockholders' Agreement and the Ancillary Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Company has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, the Investor's Rights Agreement, the Stockholders' Agreement and the Ancillary Agreements and to perform its obligations under this Agreement, the Investor's Rights Agreement, the Stockholders' Agreement and the Ancillary Agreements.
1.2
1.3 Section Shares . The Company has the absolute and unrestricted right, power, authority and capacity to issue and sell the Shares. Except for the legend set forth in the Investor's Rights Agreement will appear upon the certificates representing the Shares, no legend or other reference to any purported Encumbrance will appear upon any certificate representing any of the Shares. All of the Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration set forth herein, will be duly authorized and validly issued, fully paid and non- assessable, and will be free of restrictions on transfer other than any restrictions on transfer set forth in this Agreement and the Investor's Rights Agreement and under applicable state and federal securities laws. Except as set forth on Schedule 3.2 hereto and except for this Agreement, there are no Contracts relating to the issuance, sale, or transfer of any equity securities of the Company.
1.4
1.5    Section Organization and Good Standing; Qualification.

(a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of Delaware with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation in Arizona, California, Nevada, New Mexico and Utah and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b)
(c)     Attached as Schedule   are true and correct copies of the Organizational
Documents of the Company, as currently in effect.
(d)
1.2     Section Capitalization; Agreements Regarding Capital Stock .
1.3
(a)     The authorized capital of the Company consists of:
(b)
(i) Common Stock. 20,000,000 shares of common stock, par value $.001 per share, of which 11,623,311 shares are issued and outstanding, and 14,529,139 shares will be issued and outstanding immediately after the Closing.
(ii)
(iii) Preferred Stock. 1,000,000 shares of preferred stock, par value $.001 per share, of which no shares have been designated and no shares are issued and outstanding.
(iv)

(v) No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of the Company. None of the outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or any other Legal Requirement.

(vi)
(c) Set forth on Schedule 3.4(b) is a true and correct description of all agreements, rights or other Contracts pursuant to which any Person has the right to: (i) acquire from the Company, by purchase, exercise, exchange, conversion or otherwise, any equity or other security of the Company or the right to acquire any such security; (ii) cause the Company to register, under the Securities Act or otherwise, any securities of the Company; or (iii) vote or direct the voting of any class of capital stock of the Company or appoint any member of the Company's board of directors.
(d)
1.4 Section Subsidiaries . The Company does not own or control, directly or indirectly, nor does it have any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business. The Company is not a participant in any joint venture partnership or similar agreement.
1.5
1.6 Section Governmental Consents . No consent, approval, qualification, order or authorization of, or filing with, any local, state, or federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Agreement or the offer, sale or issuance of the Shares by the Company except such filings as have been made prior to the Closing, except any notices of sale required to be filed with the Securities and Exchange Commission under Regulation D of the Securities Act, or such post-closing filings as may be required under applicable state securities laws, which will be timely filed within the applicable periods therefor. The Company has not offered shares of its Common Stock or any substantially similar securities of the Company for sale to, or solicited any offers to buy from, or otherwise approached or negotiated in respect thereof with, any person other than the Investors and the Company will not take any action that will cause the issuance and delivery of the shares of its Stock as contemplated hereby to constitute a violation of the Securities Act.
1.7
1.8    Section No Conflict .
1.9
(a) The Company is not in violation or default in any material respect of any provision of the Organizational Documents of the Company or in any material respect of any provision of any Contract to which it is a party or by which it is bound or, of any Legal Requirement applicable to the Company.

(b)
(c) Except as set forth on Schedule 3.7(b) , neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):
(d)
(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Company, or (B) any resolution adopted by the Board of Directors or the stockholders of the Company;
(ii)
(iii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;
(iv)
(v) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;
(vi)
(vii) cause the Investor or the Company to become subject to, or to become liable for the payment of, any Tax;
(viii)
(ix) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;
(x)
(xi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or
(xii)
(xiii) (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.
(xiv)
(xv) The Company shall not or will not be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
(xvi)
1.10 Section Financial Statements . The Company has reviewed (a) the report of the Company as at (the "Balance Sheet") and the related statements of operations and cash flow for the year ended in the period ended December 31, 1998, (b) an unaudited balance sheet of the Company (the "Interim Balance Sheet") as at March 31, 1999 (the "Interim Balance Sheet Date") and (c) the Company's unaudited statements of operations and cash flows for the three months then ended, including in each case the notes thereto (the "Financial Statements"). The Balance Sheet has been audited by King, Weber & Associates, P.C. The Balance Sheet (i) does not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein and (ii) fairly presents the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, and the Interim Balance Sheet includes all adjustments, which consist only of recurring accruals, necessary for such fair presentation. Except as set forth in the
Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate, are not material to the financial condition or operating results of the Company. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
1.11
1.12 Section Books and Records . The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to the Investor, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (regardless of whether or not the Company is subject to that Section), including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books.
1.13
1.14 Section Title to Properties; Encumbrances . The Company does not own, directly or indirectly, any real property. The Company owns all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that it purports to own, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for assets held under capitalized leases and personal property sold since date of the Balance Sheet and the Interim Balance Sheet, as the case may be, in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the date of the Balance Sheet (except for personal property acquired and sold since the date of the Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances except (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, and (c) liens for current taxes not yet due.
1.15
1.16 Section Condition and Sufficiency of Assets . All items of equipment owned or leased by the Company are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such items is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.
1.17
1.18 Section No Undisclosed Liabilities . The Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise)
except for liabilities or obligations reflected or reserved against on the face of the Balance Sheet or the Interim Balance Sheet (excluding the notes thereto) and current liabilities incurred in the Ordinary Course of Business since the date thereof.
1.19
1.20   Section Taxes .
1.21
(a) The Company has filed or caused to be filed on a timely basis all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Legal Requirements. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheet.
(b)
(c) No United States federal or state income Tax Return of the Company has been audited by the IRS or relevant state tax authorities. The Company has never had any tax deficiency proposed or assessed against it. The Company has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.
(d)
(e) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to that the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.
(f)
(g) All Tax Returns filed by (or that include on a consolidated basis) the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement. The Company is not, or within the five- year period preceding the Closing Date has not been, an "S" corporation or a collapsible corporation pursuant to Section 1362(a) or Section 341(f) of the IRC.
(h)
1.22 Section No Material Adverse Change. Since the date of the Interim Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.
1.23
1.24 Section Compliance with Legal  Requirements;  Governmental  Authorizations.
(i) The Company is, and at all times since its inception has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;
(ii)
(iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iv)
(v) The Company has not received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion  of the  cost of,  any  remedial  action  of any  nature.
(vi)
(b) Each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company is valid and in full force and effect, and such Governmental Authorizations collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its businesses in manner it currently conducts and operates such businesses and to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets. The Company is not in default under any of such Governmental Authorization.
(c)
(d) The Company is not aware of any proposed Legal Requirement which would be applicable to the Company's business, operations or properties and which might adversely affect the Company's prospects, operations or properties, either before or after the Closing.
(e)
1.2    Section Legal proceedings; Orders.
1.3
(a) There is no pending Proceeding that has been commenced by or against the Company or that otherwise relates to or may affect the business of, any of the assets owned or used by, or the current equity ownership of the Company or that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Knowledge of the Company, except as set forth on Schedule , (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to the Investor copies of all pleadings, correspondence, and other documents relating to each Proceeding listed on Schedule . The Proceedings listed on Schedule will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company. The foregoing includes, without limitation, any action, suit, proceeding, or investigation pending or currently threatened involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, their obligations under any agreements with prior employers, or negotiations by the Company with potential backers of, or Investor's in, the Company or its proposed business.
(b)
(c) There is no Order to which the Company, or any of the assets owned or used by the Company, is subject and no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.
(d)
1.4 Section Absence of Certain Changes and Events . Since the Interim Balance Sheet Date, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:
1.5
(a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company;

issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;
(b)
(c) amendment to the Organizational Documents of the Company;
(d)
(e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;
(f)
(g) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company, taken as a whole;
(h)
(i) entry into, termination of, or receipt of notice of termination of any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or any Contract or transaction involving a total remaining commitment by or to the Company of at least $50,000;
(j)
(k) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including, without limitation, the sale, lease, or other disposition of any of the Intellectual Property Assets;
(l)
(m) cancellation or waiver of any claims or rights with a value to the Company in excess of $50,000;
(n)
(o) material change in the accounting methods used by the Company; or
(p)
(q) agreement, whether oral or written, by the Company to do any of the foregoing.
(r)
1.6 Section Contracts; No Defaults .

1.7
(a) No officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.
(a) Each Contract of the Company is in full force and effect and is valid and enforceable in accordance with its terms.
(b)

(i) The Company is, and at all times since its inception has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

(ii)
(iii) each other Person that has or had any obligation or liability under any Contract under which the Company or had any rights is, and at all times since its inception has been, in full compliance with all applicable terms and requirements of such Contract;
(iv)
(v) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and
(vi)
(vii) The Company has not given to or received from any other Person, at any time since any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.
(viii)
(c) The Company has not entered into any agreement, Contract or understanding, written or oral, with any Person regarding the possible acquisition of all or any portion of the business of such Person obligating the Company to proceed with any acquisition or to take any other action. All discussions with such Persons may be terminated by the Company without penalty or cost to the Company.
(d)
1.2 Section Environmental Matters . The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.
1.3    Section Employees .
1.4
(a) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement ("Proprietary Rights Agreement"), between such employee or director and any other Person that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with the Company or by any such employee or director. To the Company's Knowledge, no officer or other key employee of the Company intends to terminate his employment with the Company.
(b)
(c) To the best of the Company's knowledge, no employee of the Company is or will be in violation of any judgment, decree, or order, or any term of any employment contract, patent disclosure agreement, or other contract or agreement relating to the relationship of any such employee with the Company, or any other party because of the nature of the business conducted or presently proposed to be conducted by the Company or to the use by the employee of his or her best efforts with respect to such business. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with he Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. Subject to general principles related to wrongful of employees, the employment of each officer and employee of the Company is terminable at the will of the Company.
(d)
1.5 Section Labor Relations; Compliance . The Company has not been or is a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
1.6
1.7                  Section Intellectual Property .
1.8
(a) Intellectual Property Assets. The term "Intellectual Property Assets" includes the following to the extent owned, used or licensed by the Company as licensee or licensor:
(i) the name "OneSource" and all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");
(ii)
(iii) all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");
(iv)

(v)  all  copyrights  in  both  published  works  and  unpublished   works
(collectively,   "Copyrights");
(vi)
(vii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets").
(viii)

(b) Know-How Necessary for the Business. The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.
(c)
(d) Patents.
(e)
(i) The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
(ii)
(iii) All Patents that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iv)
(v) No Patent has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's Knowledge, no such action is Threatened with the respect to any of the Patents.
(vi)
(vii) To the Company's Knowledge, there is no potentially interfering trademark or trademark application of any third party. (viii) (ix) No Patent is infringed or, to the Company's Knowledge, has been challenged or threatened in any way. None of the Patents used by the Company infringes or is alleged to infringe any trade name, trademark, or service Patent of any third party. (x) (xi) All products and materials containing a Patent bear the proper federal registration notice where permitted by law.
(xii)
(f)      Trademarks.
(g)
(i) The Company is the owner of all right, title, and interest in and to each of its Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.
(ii)
(iii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.
(iv)
(v) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company's Knowledge, no such action is Threatened with the respect to any of the Marks.
(vi)
(vii) To the Company's Knowledge, there is no potentially interfering trademark or trademark application of any third party. (viii) (ix) No Mark is infringed or, to the Company's Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party. (x) (xi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.
(xii)
(h)    Trade Secrets.
(i)
(i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.
(ii)
(iii) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

(iv)
(v) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company's Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.
(vi)
1.2 Section Certain Payments . Neither the Company nor any director, officer, agent, or employee of the Company, or to the Company's Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or
(iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.
1.3
1.4     Section Disclosure.
(a) No representation or warranty of the Company in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.
(b)
(c) No notice given pursuant to Section will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.
(d)
1.5 Section Relationships with Related Persons . Neither the Company nor any Related Person of the Company has, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Company's businesses. Neither the Company nor any Related Person of the Company is owns (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with the Company or
(ii) engaged in competition with the Company with respect to any line of the products or services of the Company (a "Competing Business") in any market presently served by the Company except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Neither the Company nor any Related Person of the Company or of the Company is a party to any Contract with, or has any claim or right against, the Company.
1.6
1.7 Section Offering . The offer, sale and issuance of the Shares as contemplated by this Agreement are exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of exemption.
1.8
1.9 Section Brokers or Finders . Neither the Company nor its agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or the Contemplated Transactions, that have not been disclosed by Company to Investor.
1.10

        2SECTION REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

        The Investor represents and warrants to the Company as follows:

1.1 Section Organization and Good Standing . The Investor is a limited partnership duly organized, validly existing, and in good standing under the laws of the State of Delaware.
1.2
1.3    Section Authority; No Conflict .
1.4
(a) This Agreement constitutes the legal, valid, and binding obligation of the Investor, enforceable against the Investor in accordance with its terms. The Investor has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.
(b)
(c) Neither the execution and delivery of this Agreement by the Investor nor the consummation or performance of any of the Contemplated Transactions by the Investor will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions. The Investor is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.
(d)
1.5 Section Investment Representations . Investor understands that the Shares have not been registered under the Securities Act or any applicable state securities laws. Investor also understands that the Shares are being offered and sold pursuant to exemptions from registration contained in the Securities Act and applicable state securities laws based in part upon Investor's representations contained in this Agreement.
1.6
1.7 (a) Investor has substantial experience in evaluating and investing in private placement transactions involving securities of companies similar to the Company, is capable of evaluating the merits and risks of its investment in the Company and has the analytical and financial capacity to protect its own interests. Investor understands that it must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act and applicable state securities laws, or exemptions from such registrations are available. Investor understands that the Company has no present intention of registering the Shares. Investor also understands that there is no assurance that exemptions from registration under the Securities Act and applicable state securities laws will be available and that, even if available, such exemptions may not allow Investor to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Investor might propose.
1.8

          (b) Investor is acquiring the Shares and the Shares for Investor's own accounts for investment only, and not with a view towards their distribution.

          (c) Investor represents that by reason of its, or of its management's, business or financial experience, Investor has the capacity to protect their own interests in connection with the transactions contemplated in this Agreement. Further, Investor is aware of no publication of any advertisement in connection with the transactions contemplated in this Agreement.

          (d) Investor represents it is an "accredited investor" within the meaning of Regulation D under the Securities Act.

          (e) Investor has received and read the Company's Financial Statements and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Investor also has been given the opportunity to ask all desired questions of and received adequate answers from, the Company and its management regarding the terms and conditions of this investment.

1.1 Section Certain Proceedings . There is no pending Proceeding that has been commenced against the Investor and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To the Investor's Knowledge, no such Proceeding has been Threatened.
1.2
1.3 Section Brokers or Finders . The Investor and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold the Company harmless from any such payment alleged to be due by or through the Investor as a result of the action of the Investor or its officers or agents.
1.4

     2 SECTION CONDITIONS PRECEDENT TO THE INVESTOR'S OBLIGATION TO CLOSE

     The Investor's obligation to purchase the Shares and to take the other actions required to be taken by the Investor at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Investor, in whole or in part):

1.1 Section Accuracy of Representations . Each representation and warranty set forth in Section of this Agreement shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplement to the Disclosure Schedules.
1.2
1.3 Section The Company's Performance . Each of the covenants and obligations that the Company is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.
1.4
1.5 Section Additional Documents . Each of the following documents shall have been delivered to the Investor:
1.6
(a) such other documents as the Investor may reasonably request for the purpose of
(i) evidencing the accuracy of any of the Company's representations and warranties,
(ii) evidencing the performance by the Company of, or the compliance by the Company with, any covenant or obligation required to be performed or complied with by such Persons,
(iii) evidencing the satisfaction of any condition referred to in this Section 5, or
(iv) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.
(b)

1.7 Section No Proceedings . Since the date of this Agreement, there must not have been commenced or Threatened against the Investor, or against any Person affiliated with the Investor, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.
1.8
1.9 Section No Claim Regarding Stock Ownership or Sale Proceeds . There must not have been made or Threatened by any Person any claim asserting that such Person
(a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.
1.10
1.11 Section No Prohibition . Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause the Investor or any Person affiliated with the Investor to suffer any material adverse consequence under,
(a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.
1.12
1.13 Section No Material Adverse Change . There shall not have been any material adverse change in the financial condition, property, business, operations or results of operations of the Company after the date of this Agreement.
1.14

 2SECTION COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE AND OTHER AGREEMENTS

1.1 Section Access and Investigation . Between the date of this Agreement and the Closing Date, the Company will afford the Investor and its Representatives full and complete access, during reasonable business hours and without interference with the operations of the Company, to the Company's books, records, financial statements, facilities, distributors (without prior approval of the management of the Company), key personnel and other documents and material relating to the Company's financial condition, assets, liabilities and business.
1.2
1.3 Section Negative Covenant . Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, the Company will not, without the prior written consent of the Investor, take any affirmative action, or fail to take any reasonable action within its control, as a result of which any of the changes or events listed in Section is likely to occur.
1.4
1.5 Section Required Approvals . As promptly as practicable after the date of this Agreement, the Company will, make all filings required by Legal
Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Company will cooperate with the Investor with respect to all filings that the Investor elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions and.

1.1 Section Notification . Between the date of this Agreement and the Closing Date, the Company will promptly notify the Investor in writing if the Company becomes aware of any fact or condition that causes or constitutes a Breach of any of the Company's representations and warranties as of the date of this Agreement, or if such the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Disclosure Schedules if the Disclosure Schedules were dated the date of the occurrence or discovery of any such fact or condition, the Company will promptly deliver to the Investor a supplement to the Disclosure Schedules specifying such change. During the same period, the Company will promptly notify the Investor of the occurrence of any Breach of any covenant of the Company in this Section or of the occurrence of any event that may make the satisfaction of the conditions in Section impossible or unlikely.
1.2
1.3 Section No Negotiation . Until such time, if any, as this Agreement is terminated pursuant to Section , the Company will not, and will cause each of its Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than the Investor) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of the Company, or any of the capital stock of the Company, or any merger, consolidation, business combination, or similar transaction involving the Company.
1.4
1.5 Section Best Efforts . Between the date of this Agreement and the Closing Date, the Company will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied.
1.6
     2SECTION COVENANTS OF THE INVESTOR PRIOR TO CLOSING DATE

1.1 Section Approvals of Governmental Bodies . As promptly as practicable after the date of this Agreement, the Investor will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, the Investor will, and will cause each Related Person to, cooperate with the Company with respect to all filings that the
Company is required by Legal Requirements to make in connection with the Contemplated Transactions; provided that this Agreement will not require the Investor to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.
1.2
1.3 Section Best Efforts . Except as set forth in the proviso to Section , between the date of this Agreement and the Closing Date, the Investor will use its Best Efforts to cause the conditions in Sections 7 and 8 to be satisfied. 1.4
1.5
     2SECTION CONDITIONS PRECEDENT TO THE COMPANY'S OBLIGATION TO CLOSE

     The Company's obligation to sell the Shares and to take the other actions required to be taken by the Company at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

1.1 Section Accuracy of Representations . Each of the Investor's representations and warranties in this Agreement shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on the Closing Date.
1.2
1.3 Section The Investor's Performance . Each covenant and obligation that the Investor is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been performed and complied with in all material respects.
1.4
1.5 Section Additional Documents . The Investor must have caused the following documents to be delivered to the Company: 1.6 (a) such other documents as the Company may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of the Investor, (ii) evidencing the performance by the Investor of, or the compliance by the Investor with, any covenant or obligation required to be performed or complied with by the Investor, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or
(iv) otherwise facilitating the consummation of any of the Contemplated Transactions.
(b)
1.7 Section No Injunction . There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by the Company to the Investor, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.
1.8

     2SECTION TERMINATION

1.1 Section Termination Events . This Agreement may, by notice given prior to or at the Closing, be terminated:
1.2
(a) by either the Investor or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;
(b)
(i) by the Investor if any of the conditions in Section 7 has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Investor to comply with its obligations under this Agreement) and the Investor has not waived such condition on or before the Closing Date; or
(ii)
(iii) by the Company, if any of the conditions in Section 8 has not been satisfied of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company have not waived such condition on or before the Closing Date;
(iv)
(c) by mutual consent of the Investor and the Company; or
(d)
(e) by either the Investor or the Company if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 26, 1999, or such later date as the parties may agree upon.
(f)

1.3 Section  Effect of  Termination  . Each party's right of  termination  under
Section 9.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 9, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 11.1 and 11.3 will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.
1.4
     2SECTION GENERAL PROVISIONS

1.1 Section Expenses . Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. The Company will not incur any out-of-pocket expenses in connection with this Agreement. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.
1.2
1.3 Section Public Announcements . Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as the Investor determines. Unless consented to by the Investor in advance or required by Legal Requirements, prior to the Closing The Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Company and the Investor will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and the Investor will have the right to be present for any such communication.
1.4
1.5 Section Confidentiality . Between the date of this Agreement and the Closing Date, the Investor and the Company will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of the Investor and the Company to maintain in confidence, and not use to the detriment of another party or the Company any written, oral, or other information obtained in confidence from another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.
1.6
1.7 If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request. Whether or not the Closing takes place, the Company waives, and will upon the Investor's request cause the Company to waive, any cause of action, right, or claim arising out of the access of the Investor or its representatives to any trade secrets or other confidential information of the Company except for the intentional competitive misuse by the Investor of such trade secrets or confidential information.
1.8
1.9 Section Notices . All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):
1.10
1.11    The Company:       OneSource Technologies, Inc.
1.12                       2329 West Mescal, Suite 304
1.13                       Phoenix, Arizona 85029-4765
1.14    Attention:         Jerry Washburn, President and Chief Executive Officer
1.15    Facsimile No.:     602-216-9611
1.16
1.17    The Investor:      Blackwater Capital Partners II, L.P.
1.18                       1800 Glenview Road
1.19                       Glenview, Illinois 60025
1.20    Attention:         Steven R. Green, Managing Member of General Partner
1.21    Facsimile No.:     847-729-2296
1.22
1.23    with a copy to:    Quarles & Brady LLP
1.24                       One East Camelback, Suite 400
1.25                       Phoenix, Arizona  85012-1649
1.26    Attention:         P. Robert Moya, Esq.
1.27    Facsimile No.:     602-230-5598
1.28
1.29 Section Jurisdiction; Service of Process . Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Arizona, County of Maricopa, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Arizona, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
1.30
1.31 Section Further Assurances . The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.
1.32
1.33 Section Waiver . The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.
1.34
1.35 Section Entire Agreement and Modification . This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Term Letter between the Investor and the Company dated May 25,
1999) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.
1.36
1.37 Section Disclosure Schedules . The disclosures in the Disclosure Schedules, and those in any Supplement thereto, shall be deemed to relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the Disclosure Schedules (other than an exception expressly set forth as such in the Disclosure Schedules with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.
1.38
1.39 Section Assignments, Successors, and No Third-Party Rights . The Investor may assign its rights under this Agreement without the prior consent of the Company. The Company may not assign any of its rights under this Agreement without the prior consent of the Investor. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.
1.40
1.41 Section Severability . If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.
1.42
1.43 Section Section Headings, Construction . The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

1.44
1.45 Section Time of Essence . With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.
1.46
1.47 Section Governing Law . This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles.
1.48
1.49  Section  Counterparts  . This  Agreement  may be  executed  in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.
1.50
1.51

           IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

THE INVESTOR:

BLACKWATER CAPITAL PARTNERS II, L.P.
a Delaware limited partnership


By:  Blackwater Capital Group II, L.L.C.
     a Delaware limited liability company
Its:  General Partner


By: /s/ Steven R. Green
------------------------
    Steven R. Green
    Managing Member


THE COMPANY:

ONESOURCE TECHNOLOGIES, INC.
a Delaware corporation


By: /s/ Jerry Washburn
------------------------
   Jerry Washburn
   President and Chief Executive Officer

SCHEDULES


Schedule 3.2  Contracts for Issuance Sale or Transfer of Securities   34
Schedule 3.3(b) Organizational Documents                              35
Schedule 3.4(b) Agreements Regarding Capital Stock                    36
Schedule 3.7(b) Conflicts                                             37
Schedule 3.16(a) Legal Proceedings                                    38

                                  Schedule 3.2

              Contracts for Issuance Sale or Transfer of Securities

                                      None.

                                 Schedule 3.3(b)

                            Organizational Documents


                               (already provided)

                                 Schedule 3.4(b)

                       Agreements Regarding Capital Stock


                                      None.

                                 Schedule 3.7(b)

                                    Conflicts


                                      None.

                                Schedule 3.16(a)

                                Legal Proceedings


1. Complaint filed by a former employee of the Company for a claim of allegedly unpaid sales commissions of $28,475.